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                                   EXHIBIT 24




                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this Form 10-K/A of our reports dated July 28, 1993, on our audits of the financial statements and financial statement schedules of Digital Equipment Corporation.





                         /s/ Coopers & Lybrand
                         Coopers & Lybrand





Boston, Massachusetts
March 10, 1994